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                                                                    EXHIBIT 10.K

                           GFC FINANCIAL CORPORATION
                           SUPPLEMENTAL PENSION PLAN

1. PURPOSE AND ELIGIBILITY

     The purpose of the GFC Financial Corporation Supplemental Pension Plan (hereinafter referred to as the "Plan") is to provide deferred compensation to Eligible Employees as defined below, subject to all the terms and conditions hereof on and after March 18, 1992.

     It is the intention of the GFC Financial Corporation (hereinafter referred to as the "Company") that Eligible Employees are those employees designated pursuant to Paragraph 2. Eligible Employees shall in all cases be part of a select group of management or highly-compensated employees of the Company, or any of its subsidiaries or affiliates (hereinafter referred, to as "Subsidiaries") because it is the intention of the Company that the Plan be eligible for exemption under Parts 1, 2, 3 and 4 of Title I of ERISA pursuant to ERISA Sections 3(36), 4(b) (5), 201(2), 201(7), 301(a) (3), 301(a) (9) and U.S.
Department of Labor regulations.

     It is also the intention of the Company that the Plan be at all times unfunded, that any Eligible Employee's rights under the Plan be at all times those of a general creditor of the Company or applicable Subsidiary only, and that there be no elections with respect to any benefits under the Plan by Eligible Employees.

     Subject to rights and benefits expressly fixed by the terms hereof, the Company also intends that the Plan may be amended or terminated and that the benefits may be reduced or eliminated as the Board of Directors of the Company determines from time to time that the individual's rights may be altered.

     The Plan and the benefits provided hereunder are in lieu of and not in addition to any Plan of benefits formerly made available to any Eligible Employee under any nonqualified deferred compensation plan sponsored by or through the Dial Corp or any of its subsidiaries, successor or assigns.

2. PARTICIPATION

     An employee of the Company (or any of its Subsidiaries) may become eligible to participate in the Plan (referred to herein as "Eligible Employees") when approved by the Board

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of Directors of the Company (or a committee thereof), or by the Chief Executive
Officer of the Company, as specifically designated in each Schedule of Benefits (which is attached hereto, and by this reference made a part hereof), except that only the Board of Directors of the Company may approve the participation of The Chairman of the Board in any Schedule of Benefits, other than Schedule A, hereunder. A List of Eligible Employees with respect to each Schedule of Benefits is correspondingly denominated and attached as an exhibit to the Plan (referred to herein as "Exhibit") and each such Exhibit shall be periodically updated.

     Notwithstanding the foregoing, no Board of Directors action or Exhibit is required with respect to participation in Schedule of Benefits A, attached hereto.

3. FUNDING

     No fund shall be established to provide for the payment of benefits under the Plan. No, trust, other than one which will not cause the Plan to be "funded" under applicable Internal Revenue Service and U.S. Department of Labor regulations and rules, shall be created. Any rights of an Eligible Employee or any other person claiming by or through him or her shall be those of a general creditor of the Company or Subsidiary only. The Company or applicable Subsidiary may create book reserves or take such other steps as it deems appropriate to provide for its expected liabilities under the Plan.

4. BENEFITS

     Benefits shall be payable by the Company or applicable Subsidiary in accordance with the terms and conditions of the Plan and as described in the Schedule, or Schedules, of Benefits. Except as otherwise expressly provided in the Schedule, or Schedules, of Benefits, the Plan shall make monthly payments to an Eligible Employee at the same time such Eligible Employee receives his or her pension benefits under the Qualified Plan defined in the Schedule, or Schedules, of Benefits. In no event shall monthly payments under the Plan begin before such Eligible Employee has attained the age of 55 and has actually left the employ of the Company and its Subsidiaries.

5. OPTIONAL FORM

     The form of benefit payment elected under the Qualified Plan shall be deemed made under the Plan (including the beneficiary designation in connection with such form of benefit payment, if applicable) and shall prevail for the

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purposes of the Plan. Notwithstanding the foregoing, no lump sum distributions shall occur or be permitted hereunder.

6. SURVIVOR'S BENEFIT

     If while covered by this Plan, for purposes other than a terminated vested benefit, an Eligible Employee dies and if on the date of his or her death such Employee, a) has 20 or more years of service, or (b) is 55 years of age or older; then his or her Eligible Spouse, as defined in the Qualified Plan and determined by the Committee in its sole discretion, shall be entitled to the following monthly survivor's benefit. The survivor's benefit shall be calculated by assuming that the Eligible Employee (i) was 55 years of age (or his actual age if older) on the date of death; (ii) retired under the Qualified Plan on the first day of the month following his or her death; and (iii) elected a Single Life Annuity. The Eligible Spouse will be entitled to receive 1/2 of this benefit which shall be further reduced by 1/6 of 1% for each month the Eligible Spouse is more than 60 months younger than the Eligible Employee.

     The survivor's benefit under this Paragraph 6 shall be reduced by any spousal survivor's benefit payable from any qualified plan (including the Qualified Plan; but not including a Section 401(k) plan sponsored by the Company or any of its Subsidiaries) when such benefit becomes payable as determined by the Committee in its sole discretion.

7. VESTING

     In addition to all the terms and conditions of the Plan, no Eligible Employee or beneficiary shall be entitled to a benefit under the Plan unless such Eligible Employee has actually attained fully vested status in the Qualified Plan as determined by the Committee.

8. ADMINISTRATION, AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

     The Board of Directors of the Company shall appoint the Committee, which shall consist of a minimum of three persons. the Board of Directors of the Company may terminate the Plan at any time. Any amounts accrued or vested under the plan prior to any such termination shall continue to be subject to the terms, conditions, and elections in effect under the Plan when the Plan was terminated. The Plan may be amended at any time or from time to time by the Board of Directors of the Company. The Company shall have full power and authority to interpret and

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administer the plan, to promulgate rules of Plan administration, to adopt a claims procedure, to conclusively settle any disputes as to rights or benefits arising from the Plan, and to make such decisions or take such action as the Company, in its sole discretion, reasonably deems necessary or advisable to aid in the proper administration and maintenance of the plan.

9. MISCELLANEOUS

     The Plan, and any determination made by the Committee or the Company in connection therewith, shall be binding upon each Eligible Employee, his or her beneficiary or beneficiaries, heirs, executors, administrators, successors and assigns. Notwithstanding the foregoing sentence, no benefit under the Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated or otherwise dispensed with, and any attempt to do so shall be void. No such benefit payment shall be, prior to actual receipt thereof by the Eligible Employee, or his or her beneficiary or beneficiaries, as the case may be, in any manner subject to the debts, contracts, liabilities or engagements of such Eligible Employee or beneficiary(ies). The Plan shall not constitute, nor be deemed to constitute, a contract of employment between the Company, or any of its Subsidiaries, and any Eligible Employee, nor shall any provisions hereof restrict the right of the Company or any of its Subsidiaries to discharge any Eligible Employee from his or her employment, with or without cause.

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                             SCHEDULE OF BENEFITS A

     Employees who participate in the GFC Financial Corporation Retirement Income Plan (the "Qualified Plan") automatically become Eligible Employees under this Schedule if their benefits under the Qualified Plan are limited by Internal Revenue Code 401(a)(17) or 415. The Company shall administratively identify in its sole discretion the Eligible Employees under this Schedule, based on the effect of such Internal Revenue Code provisions on their Qualified Plan benefits, and shall list them on Exhibit A. Exhibit A shall not require separate approval of the Board of Directors or the Chairman of the Company. It is contemplated that Eligible Employees may become ineligible based on their failure to meet the criteria for eligibility set forth herein at any given time and listing on Exhibit A at any given time does not itself vest any employee or continue participation in the Plan.

     The amount of benefit attributable to this Schedule and payable to an Eligible Employee pursuant to Paragraph 4 of the Plan shall be equal to (A) less
(B):

          Where (A) equals the monthly pension based on the benefit schedule(s) and rules of the Qualified Plan applicable to the Eligible Employee at the time of his or her retirement except that (i) Final Average Earnings shall be determined without regard to the annual limit of $200,000 (as adjusted) that applies under the Qualified Plan pursuant to Internal Revenue Code 401(a)(17) and (ii) the pension computed in this manner shall not be reduced on account of the Internal Revenue Code 415 limitations that apply under the Qualified Plan, and (B) equals the Eligible Employee's monthly pension calculated under all the terms and conditions of the Qualified Plan.

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                             GFC FINANCIAL CORPORATION
                             SUPPLEMENTAL PENSION PLAN
                                ADOPTION AGREEMENT

        This Adoption Agreement is made as of the Commencement Date between the GFC Financial Corporation Supplemental Pension Plan ("Plan") established as of March 18, 1992, by GFC Financial Corporation ("Company") and Greyhound Financial Corporation ("Employer") as set forth below.

                                   RECITALS

        WHEREAS, the Plan has been created to benefit certain Employees who are actively employed by GFC Financial Corporation and certain of its Affiliates; and

        WHEREAS, Employer, as an Affiliate, wishes its Employees to have the opportunity to participate in the Plan, effective as of the Commencement Date, set forth below; and

        WHEREAS, Company wishes to designate Employer to be a participating Employer in the Plan;

        NOW, THEREFORE, in consideration of the agreements hereinafter recited and made, and for other good and valuable considerations, the receipt and sufficiency of which are by the parties hereby acknowledged, the Plan, by Company, and Employer agree as follows:

                                  AGREEMENT

        1. Subject to the provisions of the Plan, the applicable appendix thereto, ERISA, and other applicable law, Employer shall participate in the Plan commencing on March 18, 1992 (hereinafter the "Commencement Date").

        2. For purposes of the Plan, the term Eligible Employee shall be as provided in the Plan and in the applicable appendix, as the case may be.

        3. For the purposes of the Plan, the term Compensation shall be as provided in the Plan and in the applicable appendix, as the case may be.

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        4. Employer shall make contributions to the Trustee at such times and in such amounts provided in the Plan and as directed by the Committee.

        5. By execution of this Adoption Agreement, Employer agrees to be bound by all of the terms and conditions of the Plan and Trust which, by this reference are made a part hereof as if set forth in their entirety herein. The terms used in this Adoption Agreement shall have the same meaning as set forth in the Plan, unless expressly otherwise provided herein.



Greyhound Financial Corporation

By /s/ S. Eichenfield                          Date
  ------------------------------------------   --------------
  Chief Executive Officer

GFC Financial Corporation Supplemental Pension Plan

By /s/ Robert M. Korte                         Date
  ------------------------------------------   --------------
  Committee Chairman

By /s/ S. Eichenfield                          Date
  ------------------------------------------   --------------
  GFC Financial Corporation
